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                                                                Exhibit 10.2


                                STANDARD SUBLEASE

         1. PARTIES. This Sublease, dated, for reference purposes only, January 10, 2000, is made by and between Tri-Counties Association for the Developmentally Disabled, Inc. ("Sublessor") and Gary Player Direct, Inc. ("Sublessee").

         2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases form Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 1428 Philips Lane, Suited 203 located in the County of San Luis Obispo, State of California and generally described as approximately 3050 square feet of second floor professional office space.

         3. TERM.

                  3.1 TERM. The Term of this Sublease shall be for the period of time beginning on the date Sublessor notifies Sublessee of Master Lessor's effective consent to this Sublease and ending on June 30, 2000 unless sooner terminated pursuant to any provision hereof.

         4. RENT.

                  4.1 BASE RENT. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $4,236.82 in advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof as Base Rent in the sum of $7202.59, which is approximately the Base Rent which shall be owed from the Sublease commencement date through February 29, 2000. Once the actual commencement date of the Sublease is determined, if the actual Base Rent owed by Sublessee for such time is less than $7,202.59, the difference shall be credited by Sublessor to the Base Rent due in March 2000.

                  4.2 RENT DEFINED. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or as such other places as Sublessor may designate in writing.

         5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $4,236.82 as security for Sublessee's faithful performance of Sublessee's obligation hereunder.

         6.  USE

                  6.1 AGREED USE. The premises shall be used and occupied only for professional office uses and purposes directly related to Sublessee's Business and for no other purpose.

                  6.2 ACCEPTANCE OF PREMISES AND LESSEE. Sublessee acknowledges that:

                           (a) It has been advised by Brokers to satisfy itself
with respect to the condition of the Premises (including but not limited to electrical, HVAC and fire sprinkler system, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use.

                           (b) Sublessee has made such investigation as it deems
necessary with reference to such
matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and accepts the Premises in "AS IS" condition, and;

                           (c) Neither Sublessor, Sublessor's agents, nor any
Broker has made any oral or written
representations or warranties with respect to said matters other than as set forth in this Sublease.

         In addition, Sublessor acknowledges that:

                           (a) Broker has made no representation, promises or
warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and;
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                           (b) It is Sublessor's sole responsibility to
investigate the financial capability and/or suitability of all proposed tenants.

         7. MASTER LEASE

                  7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked
Exhibit 1, wherein Keith Bruington is the lessor, hereinafter the "Master
Lessor".

                  7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

                  7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purpose of this Sublease, wherever in the Master Lease the word "Lessor" is used is shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein. Notwithstanding the foregoing. Sublessor shall not be liable for Master Lessor's obligations in Paragraph 5.2.2, 5.3.1, 6A, 8, 10.1, 13, 18 and 29 of the Master Lease; provided, however, to the extent Master Lessor breaches any of its obligations under such provisions of the Master Lease. Sublessor shall diligently prosecute its rights against Master Lessor on receipt of written request from Sublessee and/or Sublessor shall assign its rights against Master Lessor to Sublessee, on request.

                  7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen after the commencement date of the term and prior to the termination of this Sublease. Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:
Paragraph 39. Sublessee shall not have any right or option to extend the Sublease term beyond June 30, 2000.

                  7.5 The obligations that Sublessee has assumed under paragraph
7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

                  7.6 Sublease shall hold Sublessor free and harmless from all liability, judgements, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations, except to the extent that any of the foregoing is attributed to the negligence or willful misconduct of Sublessor and/or Master Lessor or any of their respective agents, servants, employees or contractors.

                  7.7 Sublessor agrees to maintain the Master Lease during the entire term of the Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or to perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from any liability, judgements, costs, damages, claim or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

                  7.8 Sublessor represents to Sublessee that the Master Lease is in full force and affect and that no default exists on the part of any Party to the Master Lease.

         8. ASSIGNMENT OF SUBLEASE AND DEFAULT.

                  8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

                  8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in this performance of its obligations to
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Master Lessor then Master Lessor may, at its option, receive and collect directly from Sublessee all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent for the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

                  8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligations or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

                  8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

         9. CONSENT OF MASTER LESSOR.

                  9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor than, this Sublease shall not be effective unless, within ten days of the date hereof. Master Lessor signs this Sublease thereby giving its consent to this Subletting.

                  9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

                  9.3 In the event that the Master Lessor does give consent then:

                           (a) Such consent shall not release Sublessor of its
obligations of alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                           (b) The acceptance of Rent by Master Lessor from
Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

                           (c) The consent of this Sublease shall not constitute
a consent to any subsequent subletting or assignment.

                           (d) In the event of any Default of Sublessor under
the Master Lease. Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease of this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

                           (e) Master Lessor may consent to subsequent
subletting and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability (however, Sublessee shall not sub sub-lease or assign its subleasehold interest without Sublessor's consent).

                           (f) In the event that the Sublessor shall Default in
its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

                  9.4 The signature of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.
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                  9.5 Master Lessor acknowledges that, to the best of Master
Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

                  9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver the Sublessee a copy of any such notice of Default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of Default within ten days after service of such notice of Default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

         10. BROKERS FEE.

                  10.1 Upon execution hereof by all parties, Sublessor shall pay to Rossetti Company a licensed real estate broker,("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker.

         11. ATTORNEY'S FEE. If any party of the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fee to be paid by the losing party as fixed by the Court.

         12. ADDITIONAL PROVISIONS. (If there are no provisions, draw a line from the point to the next printed word after the space left here. If there are additional provisions place the same here).

         13. REPRESENTATIONS AND INDEMNITIES REGARDING BROKER RELATIONSHIPS. Sublessor and Sublessee each represent and warrant to the other that it has had no dealing with any broker (other than Rossetti company) in connection with this Sublease, and that no one other than said named broker is entitled to any commission or finder's fee in connection herewith. Sublessor and Sublessee do hereby each agree to indemnify, protect, defend and hold the other harmless from and against any liability for compensation or charges which may be claimed by any such unnamed broker or finder or similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses and attorney's fees incurred with respect thereto.

         14. PARKING RIGHTS. Sublesse shall have exclusive use of the ten parking spaces provided for in Section 1 of the Master Lease.

         15. FIXTURIZATION RIGHTS. Upon full execution of this Sublease, Subleasee may enter onto the Premises for its use, but Sublessee shall not have the right to occupy the Premises for its business until after Master Lessor consents to this Sublease. If Master Lessor fails to consent to this Sublease, Subleasee accepts all risk and responsibility for the cost of fixturizing the Premises and hereby waives any and all claims against Sublessor for Sublessee's costs in connection therewith.

         16. INDEMNITY. Sublessor hereby agrees to indemnify, protect, defend and hold Sublessee harmless from and against all liabilities, claims, suits, actions and costs (including reasonable attorney's fees and costs) arising out of or in connection with any injury of damage to person or property which occurred in or about the Premises and/or the Building prior to the commencement of the Sublease term as a result of the negligence or willful misconduct of Sublessor, including without limitation taking any and all action and paying any and all expenses (subject to the Sublessee's ordinary wear and tear or negligence during the term of Sublease) in order to surrender the Premises to the Master Lessor in compliance with Section 12 of the Master Lease at the expiration of this Sublease and Master Lease.

         17. DISPOSITION OF SECURITY DEPOSIT. The security deposit shall be maintained in Sublessor's interest-bearing checking account and may be commingled with Sublessor's other funds. Any balance of the security deposit and interest thereon shall be returned by Sublessor to Sublessee within 30 days after termination of the Sublease, subject to any rights which Sublessor may have in the security deposit as a result of Sublessee's breach of the Sublease.
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                                   SIGNATURES



                                                      TRI-COUNTIES ASSOCIATION
                                                      FOR THE DEVELOPMENTALLY
                                                      DISABLED,INC.


                                          By: /s/ Laura Owens
                                             ---------------------------------
                                             Laura Owens,
                                             Chief Financial Officer






                                                      GARY PLAYER DIRECT, INC.


                                          By: /s/ Barbara Nunez
                                             ---------------------------------
                                             Barbara Nunez,
                                             Corporate Secretary